NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE.

PAR VALUE: $0.001

NUMBER

宝生钢铁
BUDDHA STEEL, INC.

CUSIP NO. 8118847 10 8

SHARES

SPECIMEN

THIS CERTIFIES THAT

is the Record Holder of:

Fully paid and non-assessable shares of **BUDDHA STEEL, INC.** Common Stock transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

BUDDHA STEEL, INC.
CORPORATE
Seal
DELAWARE

PRESIDENT

SECRETARY

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned by
PACIFIC STOCK TRANSFER COMPANY
Las Vegas, Nevada

Authorized Signature